UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005

ALLIANCE SEMICONDUCTOR
CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant.
SIGNATURE

ITEM 4.01. Changes in Registrant’s Certifying Accountant.
     On December 6, 2005, PricewaterhouseCoopers LLP (“PwC”) notified Alliance Semiconductor Corporation (the “Company”) that PwC had resigned as the Company’s independent registered public accounting firm.
     PwC’s reports on the Company’s financial statements for the fiscal years ended March 26, 2005 and March 27, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended March 26, 2005 and March 27, 2004 and through December 6, 2005, the Company has not had any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure which, if not resolved to PwC’s satisfaction, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years.
     No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred during the fiscal years ended March 26, 2005 and March 27, 2004 and through December 6, 2005, except as noted below.
     1) As described in the Company’s annual report on Form 10-K for the fiscal year ended March 26, 2005 and in its quarterly reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005, as of March 26, 2005, there was a material weakness in the Company’s internal control over financial reporting related to not maintaining a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles (“GAAP”) commensurate with the Company’s financial reporting requirements. Specifically, the Company lacked sufficient finance and accounting staff with adequate depth and skill in the application of GAAP with respect to: (i) external financial reporting, specifically, the completeness and accuracy of footnote disclosures related to segment reporting, stock-based compensation, and income taxes, (ii) revenue recognition, specifically relating to the review of an evidence of an arrangement and the transfer of title and (iii) review procedures over the accounting for significant and unusual transactions and equity method investments. This material weakness also contributed to the individual material weakness of not maintaining effective control over the existence and valuation of certain inventory and the related cost of goods accounts. Specifically, the Company did not have effective controls to adequately identify, document and analyze work-in-process and finished goods inventory held at third-party subcontractors or to determine reserves for slow-moving and excess and obsolete inventory in accordance with GAAP.
     2) In its quarterly report on Form 10-Q for the period ended September 24, 2005, the Company described the following additional material weakness. As of September 24, 2005, the Company did not maintain effective controls over the accounting for an equity-method investment. Specifically, the Company did not have effective controls over the application of APB 18 and the completeness and accuracy of recording its share of income from an equity investment.
     With respect to the three material weaknesses described in paragraphs numbered 1 and 2 above, the Company plans to take remediation actions, including improving the level of accounting expertise and the development of additional procedures for monitoring the

Company’s investee companies and inventory balances. The Audit Committee of the Company’s Board of Directors has discussed each of the above referenced material weaknesses with PwC, and the Company has authorized PwC to fully respond to any inquiries of its successor independent registered public accounting firm regarding each of the above referenced three material weaknesses.
     The Company requested that PwC furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements.
     The Audit Committee of the Company’s Board of Directors did not recommend or approve PwC’s resignation. The Company has not yet engaged a new independent registered public accounting firm to audit its fiscal year 2006 financial statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: December 12, 2005	By:	/s/ MELVIN L. KEATING
Melvin L. Keating
Interim President, Chief Executive Officer and Chief Financial Officer